Exhibit 99.1

Crossroads Capital Announces Filing of Its Annual Report on Form 10-K

LINCOLN, Neb., March 29, 2016 /PRNewswire/ -- Crossroads Capital, Inc. (Nasdaq: XRDC) has filed its Annual Report on Form 10-K for the year ended December 31, 2015 with the U.S. Securities and Exchange Commission.

A copy of the Annual Report on Form 10-K is available at www.xroadscap.com within the Investor Relations tab.

About Crossroads Capital, Inc.
Crossroads Capital, Inc. (www.xroadscap.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940.

Forward-Looking Statements
This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Crossroads Capital's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in "Risk Factors" set forth in Crossroads Capital's Form 10-K and Form 10-Q filed with the Securities and Exchange Commission ("SEC"), and subsequent filings with the SEC. Please refer to Crossroads Capital's SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Crossroads Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Crossroads Capital's website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT: Investor Relations Contact: Ben H. Harris, Chief Executive Officer and President, (402) 261-5345, ben@xroadscap.com